MutualFirst Financial, Inc. Declares Cash Dividend

MUNCIE, Ind., Nov. 14 /PRNewswire-FirstCall/ -- MutualFirst Financial, Inc. (Nasdaq: MFSF), the holding company of Mutual Federal Savings Bank, has announced the Company will pay a cash dividend of $.15 per share for the fourth quarter of 2007. The dividend will be payable on December 28, 2007 to shareholders of record on December 14, 2007.

Mutual Federal Savings Bank primarily serves Delaware, Randolph, Kosciusko, Grant, and Wabash Counties in Indiana. The Bank exceeds all applicable regulatory capital requirements. The Company had $966.8 million in assets and $87.8 million in total equity as of September 30, 2007. The Company's stock is traded on the NASDAQ National Market under the symbol "MFSF".

Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

SOURCE MutualFirst Financial, Inc.
-0- 11/14/2007
/CONTACT: David W. Heeter, President and CEO, MutualFirst Financial, Inc., +1-765-747-2880/
/First Call Analyst: /
/FCMN Contact: tmcardle@mfsbank.com /
/Web site: http://www.mfsbank.com /
(MFSF)